Exhibit 32.2

Hawaiian Electric Industries Capital Trust I

Written Statement of Trustee Furnished Pursuant to

18 U.S.C. Section 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hawaiian Electric Industries Capital Trust I (the “Trust”) on Form 10-Q for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Eric K. Yeaman, Regular Trustee of the Trust and Financial Vice President, Treasurer and Chief Financial Officer of Hawaiian Electric Industries, Inc., certify, pursuant to 18 U.S.C. section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The consolidated information contained in the Report fairly presents, in all material respects, the financial condition as of March 31, 2004 and results of operations for the three months ended March 31, 2004 of the consolidated Trust.

By:	/s/ Eric K. Yeaman

Eric K. Yeaman* Regular Trustee

Date: May 12, 2004

*	Eric K. Yeaman functions as the equivalent of the Chief Financial Officer of the Trust for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.